Exhibit 10.19
15 January 2009
UNILIFE MEDICAL SOLUTIONS LIMITED
EXEMPT EMPLOYEE SHARE PLAN
US OFFER DOCUMENT
Dated: 15 January 2009
INVESTMENT IN SHARES INVOLVES A DEGREE OF RISK. EMPLOYEES WHO PARTICIPATE IN THE PLAN SHOULD MONITOR THEIR PARTICIPATION AND CONSIDER ALL RISK FACTORS RELEVANT TO THE ACQUISITION OF SHARES PURSUANT TO THE PLAN. EMPLOYEES SHOULD SEEK INDEPENDENT ADVICE REGARDING ANY PARTICIPATION IN THE PLAN.
ALL ADVICE GIVEN IN CONNECTION WITH THE INFORMATION CONTAINED IN THIS US OFFER DOCUMENT IS GENERAL ADVICE ONLY AND EMPLOYEES SHOULD CONSIDER OBTAINING THEIR OWN FINANCIAL ADVICE IN RELATION TO THEIR PARTICIPATION IN THE PLAN FROM AN INDEPENDENT PERSON WHO IS LICENSED TO GIVE SUCH ADVICE.

15 January 2009
UNILIFE MEDICAL SOLUTIONS LIMITED
EXEMPT EMPLOYEE SHARE PLAN
US OFFER DOCUMENT
OFFER BY UNILIFE MEDICAL SOLUTIONS LIMITED TO ELIGIBLE EMPLOYEES
Unilife Medical Solutions Limited (Unilife) is pleased to invite you to participate in the Unilife Medical Solutions Limited Exempt Employee Share Plan (Plan). We believe the Plan is an important benefit to participants and we hope that you will take the time to carefully review the information set out in this US Offer Document (Offer Document).
Under the terms of the Plan, eligible employees may apply to receive a grant of A$1,000 worth of ordinary shares in Unilife for no monetary consideration. In addition, your grant of shares in Unilife under the Plan is considered compensation for services, and the fair market value of the shares on the date of grant is included in your gross income and is subject to withholding taxes. In order to avoid you having to pay these withholding taxes to Unilife, Unilife has decided to pay these taxes on your behalf. As this payment made by Unilife on your behalf will also be considered taxable income, Unilife will increase the payment to cover the taxes on the payment as well as on the grant of the shares. The total payment is referred to as a “Gross Up Payment”.
The amount of the Gross Up Payment will exactly equal the withholding tax on the shares (Federal and State income tax, and FICA taxes), plus the withholding tax on the withholding tax payment itself. The Gross Up Payment will be completely exhausted after deducting these taxes and you will not receive any additional amount in your net pay and you will not owe any amount on your shares. The value of the shares and the Gross Up Payment will be reflected in your pay statement and your W-2 for 2009. However, you will generally not owe any additional taxes since Unilife has paid them on your behalf.
The accompanying sections of this Offer Document provide a broad overview of the operation of the Plan, as well as the US taxation consequences of participating in the Plan. Please note that this information is for individuals who are resident in the US for tax purposes only.
In deciding whether or not to accept the offer that you are being invited to accept and to participate in the Plan you should only rely upon the statements contained in this Offer Document and the Rules of the Plan (Rules), a copy of which is attached to this Offer Document. You should not rely on any oral statements made to you in relation to this offer by or on behalf of Unilife.
The shares issued under the Plan will be issued in accordance with Rule 701 of the Securities Act of 1933 (Securities Act), which provides an exemption from the registration requirements of the Securities Act with respect to grants under certain compensatory benefit arrangements.
The shares issued under the Plan are “restricted securities” and may not be offered or sold within the United States or to or for the account or benefit of a U.S. Person within the meaning of Regulation S under the Securities Act. However, the shares issued under the Plan may be offered or sold pursuant to an available exemption from the registration requirements of the Securities Act. In particular, the Shares may be offered or sold in accordance with Rule 904 of Regulation S. Rule 904 contains a number of conditions, including that sales must be made in an “offshore transaction” within the meaning of the Rule and that no directed selling efforts be made in the United States.

15 January 2009
If you have any concerns about the restrictions on the Shares acquired pursuant to the Plan or the Rule 904 requirements, we recommend that you obtain your own legal advice.
The information contained in this Offer Document relates only to the operation of the Plan and does not contain any material information about Unilife.
All advice given to you by Unilife in connection with the offer made in this Offer Document (including the information contained in this Offer Document itself) is general advice only. You should, therefore, consider obtaining your own financial advice in relation to your participation in the Plan from an independent person who is licensed to give such advice.
Please carefully review the information contained in this Offer Document and also the Rules. If, after reading this Offer Document and the Rules, you have any questions concerning the Plan or this offer, please feel free to contact Jeff Carter, Chief Financial Officer, on +61 2 8346 6500.
Alan Shortall
Chief Executive Officer

15 January 2009
1 Understanding the Plan
1.1 What am I being offered?
This is an offer by Unilife to eligible employees of Unilife to receive, pursuant to the Plan, a grant of A$1,000 worth of fully paid, ordinary shares in Unilife (each a Share) for no monetary consideration.
Your grant of Shares in Unilife will be subject to withholding taxes as described in section 2.3 below. However, Unilife has also decided to pay these taxes for you with the result that you will generally not owe any additional taxes as a result of the grant of Shares. Please refer to section 2.3 below for further details.
1.2 Am I eligible to participate?
You are eligible to participate in the offer the subject of this Offer Document if you satisfy each of the following:
•	you are a continuing permanent full-time or part-time employee of Unilife at the time of this offer and at the time of grant of the Shares to you;
•	you are a US resident for tax purposes; and
•	you have been invited by Unilife to participate in the Plan.
If you satisfy each of the above criteria, you will be regarded as an eligible employee.
1.3 How do I elect to participate in the Plan?
In order to participate in the Plan, you will need to complete the attached “Acceptance Form” and return it to Jeff Carter, Chief Financial Officer, by no later than 5:00pm on Friday, 30 January 2009 (Sydney time).
If you do not wish to accept the Shares offered to you under this Offer Document, you need not take any action in relation to this Offer Document or the Acceptance Form.
Acceptances must be received by 5.00pm on Friday, 30 January 2009 (Sydney time). Acceptances received after that date will not be valid and no Shares will be issued or transferred to you and you will not be entitled to participate in any offers made under the Plan pursuant to this Offer Document.
If you accept this offer, you will, by signing and returning the Acceptance Form, be acknowledging your understanding of the terms and conditions of the Plan as set out in the Rules and be agreeing to participate in the Plan in accordance with those terms and conditions and the terms set out in the Acceptance Form and to be bound by the Constitution of Unilife in respect of the Shares acquired by you pursuant to this Offer Document. You may obtain or view a copy of the Constitution of Unilife by contacting the Chief Financial Officer, Jeff Carter, on +61 2 8346 6500.

15 January 2009
1.4 How much do I have to pay for the Shares?
No money is payable by you for the Shares the subject of this Offer Document.
As described in section 2.3 below, Unilife will pay a Gross Up Payment to cover the taxes that you would otherwise be required to pay upon acquisition of Shares under the Plan and therefore you will generally not be required to pay any additional taxes as a result of the grant of Shares to you.
1.5 How many Shares will I receive?
If you accept this offer, you will be entitled to receive A$1,000 worth of Shares, rounded down to the nearest whole Share. The number of Shares which may be received for A$1,000 under this offer will be calculated on the basis of the five day volume weighted average price of Unilife’s Shares on the Australian Securities Exchange (ASX) up to and including the day of issue of the Shares (5 Day VWAP).
For example, if the 5 Day VWAP of Unilife’s Shares on the ASX is A$0.25 at the date of their issue, you will be entitled to receive 4,000 Shares.
1.6 What is a Share?
If you accept this offer, you will receive A$1,000 worth of fully paid ordinary shares in Unilife, which is a company listed on the ASX.
Ordinary shares are similar to common stock of a US company in that each holder of ordinary shares in Unilife is entitled to one vote for every ordinary share held by that holder. Dividends may be paid on the ordinary shares of Unilife at the discretion of the board of directors of Unilife (Board) out of any funds legally available for distribution as a dividend.
The ordinary shares that you receive will either be issued to you by Unilife or ordinary shares already on issue will be transferred to you. The ordinary shares that you acquire will be fully paid, will be in the same class as ordinary shares that are listed on the ASX and upon acquisition by you the ordinary shares will be listed on the ASX.
1.7 How can I obtain updated information on the current market price of Shares?
Unilife will arrange to provide to you in writing, on the next business day following a request made by you, the current market price of a Share (being the price published by the ASX as the final price of a Share on the previous day on which shares were traded on the ASX).
In addition, the current market price of Unilife’s Shares may also be obtained online from either Unilife’s website (www.unilife.com.au) or ASX’s website (www.asx.com.au).

15 January 2009
1.8 Are there restrictions on my Shares?
Yes. Shares issued pursuant to this Plan are restricted until the earlier of the following:
•	the date that is three years after the date on which your Shares are registered in your name (or such other date determined by the Board); or
•	the day after the date on which you cease to be an employee of Unilife and its associated group of companies,
(Restricted Period).
This restriction means that you cannot sell, transfer or otherwise deal with your Shares (for example, by using them as a security for a loan) until the earlier of these dates. After the Restricted Period ends, you may choose to do any of the following (in accordance with the procedures set out in the Rules):
•	sell some or all of your Shares. However, you should note that for one year after the date on which your Shares are registered in your name, the Shares issued pursuant to the Plan will be subject to a restriction on sale to a US person (see section 1.9 below); or
•	continue to hold the Shares in your name. The Shares may not be forfeited at any time.
Under the Rules, Unilife may implement any procedure it deems appropriate to restrain you from transferring or selling your Shares during the Restricted Period. Accordingly, during the Restricted Period, your Shares will be subject to a “holding lock” arrangement with Unilife’s share registry, which prevents your Shares being transferred or sold by you. At the end of the Restricted Period the holding lock on your Shares will be removed.
1.9 How do I sell my Shares?
In addition to the restrictions set out in section 1.8 above, if you cease employment with Unilife and its associated group of companies within the first year after the Shares are registered in your name, the Shares which you acquire under the Plan will be restricted from being offered or sold in the US or to a US person for one year from the date on which you acquire the Shares under the Plan. However, the Shares may be sold on the ASX provided that neither you or any person effecting the sale for you know that the buyer of your shares is a US person.
1.10 What fees do I have to pay?
Unilife will pay all administration fees and brokerage costs (including GST) payable in relation to the Plan and the acquisition of Shares. As described in section 2.3 below, Unlife will also pay a Gross Up Payment so that you will not be required to pay the applicable withholding taxes upon acquiring Shares under the Plan.
However, you will be responsible for any costs associated with selling your Shares (including sale and brokerage fees, bank charges and taxes).

15 January 2009
1.11 Will I receive dividends and have voting rights?
The Shares that you will acquire under the Plan will be fully paid ordinary shares in Unilife. Each holder of Shares is entitled to one vote for every Share held.
Dividends may be paid on the Shares at the discretion of the Board out of any funds of Unilife which are legally available for distribution as a dividend.
1.12 Does this offer affect my employment rights?
The Plan and any Shares issued to you under the Plan do not form part of any contract of employment between yourself and Unilife (or any associated group company), nor do they alter any of the terms of your current employment contract. The Plan and any Shares issued to you under the Plan neither confer on you the right to continue as an employee of Unilife or any associated group company nor affect any rights which Unilife or any associated group company may have to terminate your employment.
1.13 What happens if I leave Unilife?
In the event that you cease to be employed by Unilife or its subsidiaries, you may, at any time, withdraw from the Plan and sell and otherwise dispose of any or all of the Shares issued to you pursuant to the Plan. However, you will still be subject to the one year restriction on selling Shares into the US or to a US person (described in sections 1.8 and 1.9 above) to the extent that one year has not yet passed since you acquired the Shares under the Plan.
1.14 What additional risk factors apply to participating in the Plan?
You should have regard to the risk factors relevant to investment in securities generally and, in particular, to the holding of Shares. You should be aware that the value of the Shares will fluctuate with the fortunes of Unilife and will also be affected by any movements in the stock market and economy generally.
The movement of the Share price on the ASX, and the dividends (if any) paid by Unilife, will in broad terms depend on the results of Unilife and on economic trends generally. Other circumstances can also play a significant part. Consequently, it is impossible to state with certainty how the Share price will change in the coming years.
1.15 Who administers the Plan and can it be amended?
The Plan is administered by the Board. All questions of interpretation of the Rules will be determined by the Board and such determinations are final and binding.
The Plan may be amended by the Board. However, the Board may only do so in accordance with the Listing Rules of the ASX.

15 January 2009
1.16 Will my privacy be protected?
The information that you provide to Unilife by participating in the Plan, including your name and address, and any other category of information required to be disclosed in connection with your participation in the Plan may be personal information under Australia’s Privacy Act. Such information will only be used and may only be disclosed by Unilife for the purposes of the administration of the Plan. By signing the attached Acceptance Form, you consent to the collection, use and dealing by, and disclosure to, Unilife of this information, which information will otherwise be dealt with in accordance with Unilife’s privacy policy, a copy of which can be obtained by contacting the Chief Financial Officer, Jeff Carter, on +61 2 8346 6500. Should you object to the proposed use of this information on such terms, this may impact on your ability to participate in the Plan.
2 Taxation of shares
2.1 General Taxation
The grant of Shares to you under the Plan is subject to tax upon your receipt of the Shares. As Unilife has agreed to pay the tax due on the Shares, the amount of such payment on your behalf will also be considered part of your income and will be taxable.
Any appreciation in the value of the Shares will be subject to capital gains tax upon the sale of the Shares.
We recommend that you meet with your personal tax advisor to discuss possible state and local tax implications.
2.2 Withholding by Unilife
The Shares are subject to federal and state income tax and social security withholding by Unilife. Unilife must withhold income tax and social security contributions on the date that the award is made to you.
2.3 Gross Up
Your grant of Shares under the Plan is considered compensation for services, and the fair market value of the Shares on the date of grant is included in your gross income and is subject to withholding taxes. In order to avoid you having to pay these withholding taxes to Unilife, Unilife has decided to pay these taxes on your behalf. As this payment made by Unilife on your behalf will also be considered taxable income, Unilife will increase the payment to cover the taxes on the payment as well as on the grant of the Shares. The total payment is referred to as a “Gross Up Payment”.
The amount of the Gross Up Payment will exactly equal the withholding tax on the Shares (Federal and State income tax, and FICA taxes), plus the withholding tax on the withholding tax payments itself. The Gross Up Payment will be completely exhausted after deducting these taxes and you will not receive any additional amount in your net pay and you will not owe any amount on your Shares. The value of the Shares and the Gross Up Payment will be reflected in your pay statement and your W-2 for 2009. However, you will generally not owe any additional taxes since Unilife has paid them on your behalf.

15 January 2009
ACCEPTANCE FORM
UNILIFE MEDICAL SOLUTIONS LIMITED

TO:	Jeff Carter
Chief Financial Officer
Unilife Medical Solutions Limited
I,                                                                                                                                                                  of
[full name]

,
[address]
accept the offer to participate in the Unilife Medical Solutions Limited Exempt Employee Share Plan (Plan) and agree to take up a grant of, and hereby apply for, A$1,000 worth of ordinary shares in Unilife Medical Solutions Limited (Unilife) on the terms specified in the US Offer Document dated 15 January 2009.
By accepting this offer to participate in the Plan, I agree to my name being placed on the register of members of Unilife and to be bound by the Constitution of Unilife, the Rules of the Plan (Rules) and the terms of offer contained in the US Offer Document provided to me in respect of the shares acquired by me under the Plan.
I also acknowledge that:
(a)	the Shares that I acquire pursuant to the Plan will be “restricted shares” for the purposes of the US Securities Act 1933 and therefore that I am not permitted to sell, transfer or otherwise deal with the Shares that I acquire pursuant to the Plan into the US or to a US person for one year after I receive such Shares, in accordance with the Rules; and
(b)	a copy of the Rules was provided to me with the US Offer Document.

Signed:

Dated:	2009

15 January 2009
Note:
1.	Please insert your name and address where noted above. Shares you acquire under the Plan will be registered in the name and at the address inserted above. Please make any necessary changes on this form.
2.	If you wish to accept this offer, please return this Acceptance Form to Jeff Carter, Chief Financial Officer, by no later than 5:00pm on Friday, 30 January 2009 (Sydney time) by post as follows:
Jeff Carter
Chief Financial Officer
Unilife Medical Solutions Limited
Level 5
35 Clarence Street
SYDNEY NSW 2000
AUSTRALIA